FIFTH AMENDMENT
TO THE
FEDERAL SIGNAL CORPORATION RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2020)

WHEREAS, Federal Signal Corporation (the "Company") maintains the Federal Signal Corporation Retirement Savings Plan (As Amended and Restated Effective as of January 1, 2020) (the "Plan") for the benefit of eligible employees; and

WHEREAS, the Plan was previously amended, and further amendment of the Plan now is considered desirable;

NOW, THEREFORE, by virtue of the power granted to the Benefits Planning Committee by Subsection 16.1 of the Plan, the Plan, as amended, be and is hereby further amended in the following particulars, effective as of January 3, 2023:

1. By substituting the phrase "Jetstream of Houston, LLP (excluding Blasters Participants, as defined in Appendix B)" for the phrase "Jetstream of Houston, LLP" where the latter phrase appears in Paragraph A-1 of Appendix A to the Plan.

2. By substituting the phrase "Deist Industries, and Certain Jetstream of Houston, LLP" for the phrase "and Deist Industries" where the latter phrase appears in the title of Appendix B to the Plan.

3. By substituting the phrase "(vii) Deist Industries, or (viii) Jetstream of Houston, LLP but only to the extent such Employee was employed by Blasters, Inc. on January 2, 2023 or is performing services for the Blasters, Inc. division, as determined by the Employer, on or after January 3, 2023 (a 'Blaster Participant')" for the phrase "or (vii) Deist Industries" where the latter phrase appears in Paragraph B-1 of Appendix B to the Plan.

4. By adding the following line to the end of the table in Exhibit B to the Plan:

"Each non-union, Appendix B Participant (as defined in Appendix B) who is a Blasters Participant (as defined in Appendix B)	Deemed Pre-Tax Contribution Rate Feature applies (effective January 3, 2023)	Automatic Annual Increase Feature applies (effective January 1, 2024)"

* * *

IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Benefits Planning Committee, on behalf of the Company, this 28th day of December, 2023.

FEDERAL SIGNAL CORPORATION
BENEFITS PLANNING COMMITTEE

For the Federal Signal Corporation
Benefits Planning Committee